Exhibit 99.1


[GRAPHIC OMITTED]


CCG Investor Relations                         Retalix Ltd.
Crocker Coulson, President                     Barry Shaked, CEO
Sherman Oaks, CA  91403                        Danny Moshaioff, CFO
(818) 789-0100                                 (011) 972-9-776-6677
crocker.coulson@ccgir.com                      (760) 931-6940


FOR IMMEDIATE RELEASE
---------------------

               Retalix Expands its Enterprise Grocery Solutions -
                     Announces Acquisition of TCI Solutions

Ra'anana, Israel, April 1, 2005 - Retalix Ltd. (NASDAQ: RTLX) announced today that it has entered into a merger agreement to acquire TCI Solutions, Inc.
(TCI), a provider of strategic pricing, merchandising and inventory management solutions for the grocery industry.

Headquartered in Irvine, California, TCI enables grocers to automate complex pricing strategies, streamline inventory management processes, and execute consistently across the retail enterprise, from headquarters to the store. TCI's flagship offering, TCI Retail, consists of headquarters (TCI HQ) and store-level (TCI Store) applications that provide supermarket operators with the control, automation and execution capabilities necessary to increase revenue, lower costs and improve margins in today's complex retail environment. TCI empowers grocers to speed decisions into action through enterprise-wide merchandising and store operations solutions.

Commenting on the acquisition, Barry Shaked, CEO of Retalix, said, "TCI is an excellent complement to our existing enterprise-wide solution suite for grocers, and will continue to build upon our strong position as provider of the broadest synchronized solution for food retailers, which span the food retail enterprise from warehouse to checkout. The combined customer base of Retalix and TCI represents many of the leading grocers in the U.S., and testifies to the strength of our respective product offerings. Further, our broad customer base will serve as a strong platform for future growth, as we introduce new products and functionality. This is an important strategic acquisition for Retalix, which will provide Retalix with a comprehensive merchandising and inventory management solution for small and medium-sized grocers and convenience stores, that is significantly differentiated from other competitive offerings."

"We are very pleased with this transaction, as it will significantly advance the strategic objectives of TCI and our customers," said Lance Jacobs, Chairman of TCI. "The combined product offerings of Retalix and TCI will enable us to provide our respective customers with the tools they need to optimize their operations based on consumer demand - enabling our customers to make merchandising and replenishment decisions based on checkout sales, rather than inventory levels. This combination is a further step in implementing the two companies' shared vision of synchronizing retail operations from the merchandise planning stage all the way through to the sale at the checkout counter. We are excited to be joining the Retalix team, and look forward to contributing to the continued realization of the Retalix Synchronized Retail vision."

Total consideration for the transaction is $34.35 million. Concurrent with entering into the merger agreement to acquire TCI, Retalix acquired through a separate stock purchase agreement 97% of the preferred stock of TCI, representing 73% of the outstanding capital stock of TCI on an as converted basis, for a purchase price of $30.05 million, consisting of $12.8 million in cash and $17.25 million in shares of Retalix stock. As a result, after giving effect to the acquisition of the preferred stock,

Retalix will be required to pay only the additional consideration of $4.3 million in cash to complete the transaction.

The merger is subject to TCI shareholder approval, as well as other customary closing conditions. Subject to these conditions, Retalix anticipates that the transaction will close in the second quarter of 2005.

In 2004, TCI had revenues of $21.9 million and a net loss of $2.9 million. Retalix expects the acquisition to have no effect on earnings in 2005 and to be accretive to earnings in 2006.

Citigroup Global Markets Inc. acted as financial advisor to Retalix.


Conference Call

The Company will be holding a conference call to discuss the acquisition on Monday, April 4, 2005, at 11:00 AM Eastern Time (08:00 AM Pacific Time and 18:00 Israeli Time). Participating in the call will be Retalix Ltd. CEO Barry Shaked, Retalix CFO Danny Moshaioff, and TCI CEO David Butler. This conference call will be broadcast live over the Internet and can be accessed by all interested parties at www.retalix.com. To listen to the live call, please go to the web site at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on the Retalix web site for 90 days.

About TCI Solutions, Inc.

TCI Solutions, Inc., founded in 1983, provides supermarket operators with strategic pricing, promotion, order/vendor management and analysis capabilities in order to operate more efficiently and profitably. With more than 400 customers and 15,000 installations worldwide representing 30 percent of North America's top 75 supermarket chains, the company offers a full range of software solutions, consulting, and professional services, as well as technical support. With headquarters in Irvine, CA, TCI maintains sales and support offices nationwide. For more information please visit TCI's web site at www.tcisolutions.com, which web site is not part of this release.

About Retalix Ltd.

Retalix  Ltd.,  with  North  American   headquarters  in  Dallas,  TX,  provides
integrated enterprise-wide software solutions for the global food and fuel retail industries, including supermarkets, convenience stores, fuel stations and restaurants. Retalix offers a full suite of software applications that support a food retailer's essential retailing operations and enable retailers to increase their operating efficiencies while improving customer acquisition, retention and profitability. With installations in more than 33,000 stores and across 50 countries, Retalix markets its software solutions through direct sales, distributors, local dealers and its various subsidiaries. For more information, please visit the Retalix's web site at www.retalix.com, which web site is not part of this release.

Safe Harbor for Forward-Looking Statements: Except for statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and U.S. federal securities law. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Retalix, including revenues, income and expenses, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include risks relating to Retalix's anticipated future financial performance and growth, the ability to complete the conditions necessary for TCI's merger with Retalix, the integration of Retalix's acquisition of TCI as well as its other acquisitions, management of the anticipated increased market share of supply chain solutions and enterprise-wide solutions, continued roll-outs with existing customers, the market reception of its new e-marketplace and ASP services and broader integrated offerings and solutions, the potential benefits to food and fuel retailers and suppliers, expansion into new geographic markets, the conversion of sales leads into customers and the ramp-up of ASP users, the continuing integration of Retalix's acquisition of OMI and other factors over which Retalix may have little or no control. This list is intended to identify only certain of the principal factors that could cause actual results to differ. Readers are referred to the reports and documents filed by Retalix with the Securities and Exchange Commission, including Retalix's Annual Report on Form 20-F for the year ended December 31, 2004, for a discussion of these and other important risk factors. Retalix undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.
                                      ###